EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-74238 and 333-74040) on Form S-8 of our report dated December 7, 2001, relating to the consolidated financial statements of Kanakaris Wireless and subsidiaries appearing in the Kanakaris Wireless Annual Report on Form 10-KSB for the fiscal year ended September 30, 2001.

                                             /s/ Weinberg & Company, P.A.

                                             WEINBERG & COMPANY, P.A.
                                             Certified Public Accountants

Boca Raton, Florida
January 14, 2002